Exhibit 10.3
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

QUICKSILVER RESOURCES CANADA INC.
- and -
FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP
- and -
0927530 B.C. UNLIMITED LIABILITY COMPANY
- and -
MAKARIOS MIDSTREAM INC.
- and -
QUICKSILVER RESOURCES INC.

FIRST AMENDING AGREEMENT
(FORTUNE CREEK MIDSTREAM AGREEMENTS)

MARCH 13, 2014

FIRST AMENDING AGREEMENT
THIS AMENDING AGREEMENT made the 13th day of March, 2014 (the "Effective Date").
BETWEEN:
QUICKSILVER RESOURCES CANADA INC., a corporation incorporated under the laws of Alberta ("QRCI")
- and -
FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP, an Alberta ordinary partnership formed pursuant to the laws of the Province of Alberta (the "Partnership")
-and-
0927530 B.C. UNLIMITED LIABILITY COMPANY, an unlimited liability company incorporated under the laws of British Columbia ("Newco")
- and -
MAKARIOS MIDSTREAM INC., a corporation incorporated under the laws of Alberta ("MMI")
- and -
QUICKSILVER RESOURCES INC., a corporation incorporated under the laws of Delaware ("KWK")

RECITALS:

A.	The Parties entered the Agreement or Agreements to which they are respectively party as of December 23, 2011;

B.	The Parties have agreed to amend the Agreement or Agreements to which they are respectively party as herein set forth.
NOW THEREFORE in consideration of the premises, mutual covenants, agreements and warranties contained in this Amending Agreement, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties hereto, the parties hereto respectively covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1	Definitions
Terms defined in the Partnership Agreement shall have the same meanings herein unless otherwise defined herein and:
"Agreements" means the Contribution Agreement, the Gathering Agreement, the Partnership Agreement and the Processing Agreement;
"Contribution Agreement" means the Contribution Agreement made as of December 23, 2011 between QRCI, the Partnership and Newco;
"Gathering Agreement" means the Gathering Agreement (Maxhamish Pipeline) made as of December 23, 2011 between the Partnership and QRCI;
"KWK" means Quicksilver Resources, Inc., a Delaware corporation;
"Partnership Agreement" means the Partnership Agreement for the Fortune Creek Gathering and Processing Partnership made as of December 23, 2011 originally between QRCI and Newco, to which MMI is party in the place of QRCI by virtue of the Joinder Agreement made effective at 9:10 am on December 23, 2011, between MMI, the Partnership and QRCI;
"Parties" means any two or more of QRCI, the Partnership, Newco, MMI and KWK as the context requires and "Party" means any one of them; and
"Processing Agreement" means the Gas Processing Agreement (Fortune Creek Gas Plant) made as of December 23, 2011 between the Partnership and QRCI.

1.2	Headings; Interpretation
The division of this Amending Agreement into articles, sections, subsections, paragraphs and clauses and the inclusion of headings and a table of contents are for convenience of reference only and do not affect the construction or interpretation of this Amending Agreement. This Amending Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting any instrument or causing any instrument to be drafted.

1.3	Gender and Number
Unless the context otherwise requires, words importing the singular number include the plural and vice versa, and words importing gender include all genders.

1.4	Including
Where the word "including" or "includes" is used in this Amending Agreement it means "including (or includes) without limitation."

1.5	References to this Agreement
Unless otherwise specified, the terms "hereof", "hereunder" and similar expressions refer to this Amending Agreement as a whole and not to any particular article, section or other portion of this Amending Agreement, and references in this Amending Agreement to articles, sections and schedules are to articles and sections of and schedules to this Amending Agreement.

1.6	References to Parties
Unless otherwise specified, every reference to a Party to this Amending Agreement shall extend to and include (as the context requires) such Party's successors and permitted assigns, as if specifically named.

1.7	Time Periods
Unless otherwise specified, time periods within or following which any payment is to be made or other act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

1.8	References to Statutes
Unless otherwise specified, any reference in this Amending Agreement to a statute includes all regulations made pursuant to such statute and the provisions of any statute or regulation which amends, supplements, supersedes or replaces any such statute or any such regulation.

1.9	Currency
Unless otherwise specified, any reference to currency is to Canadian currency and any amount advanced, paid or calculated is to be advanced, paid or calculated in Canadian currency.

1.10	Accounting Terms
Unless otherwise specified, whenever reference is made in this Amending Agreement to a calculation to be made or an action to be taken in accordance with GAAP, such calculation shall be made or action taken in accordance with GAAP applicable as at the time such calculation is required to be made or action is to be taken, consistently applied.

1.11	No Strict Construction
The language used in this Amending Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.
ARTICLE 2
INVESTMENT AND PAYMENT

2.1	Investment by QRCI
MMI hereby acknowledges receipt from QRCI on the Effective Date of a capital contribution to MMI of $28 million cash.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.2	Contribution by MMI
The Partnership and Newco hereby agree that on the Effective Date MMI shall make a contribution of $28 million cash to the Partnership. Such contribution shall be treated as if it were a special contribution and allocated to the Maxhamish Pipeline. The Partnership and Newco hereby waive any requirement for notice set forth in the Partnership Agreement in respect of the contribution.

2.3	Distribution to Newco
The Partnership, Newco and MMI hereby acknowledge that the Partnership has on the Effective Date made a special distribution to Newco, by way of return of Partnership capital, of $28 million, which shall, for greater certainty, be treated as a cash inflow for the purpose of calculating the IRR of the Maxhamish Capital Pool. Newco hereby acknowledges receipt thereof. For certainty, the contribution and distribution set forth in this Section 2.2 shall not affect the Percentage Interests of the Parties.
ARTICLE 3
AMENDMENTS

3.1	Amendments to the Contribution Agreement

(a)	QRCI, the Partnership and Newco hereby agree that the Contribution Agreement is amended as provided in Sections 3.1(b) to (e) inclusive, as of the Effective Date.

(b)	Article 1 is amended by the addition of the following definition:
"HRB Transaction" means a transaction whereby equity of QRCI is issued from treasury by QRCI or sold by KWK, or an interest in QRCI's Horn River reserves and acreage is sold, to a non-affiliate, at the closing of completion of which KWK or QRCI, as the case may be, receives cash proceeds of not less than $[****];

(c)
The first sentence of Section 5.1(a) is deleted. In the event QRCI wishes to cause the construction of the Fortune Creek Gas Plant, it shall submit a written proposal to the Management Committee in accordance with Section 4.2(a) of the Partnership Agreement, and the balance of the provisions of Section 4.2 of the Partnership Agreement (as amended pursuant to Section 3.3 of this Amending Agreement) shall apply to such proposal. QRCI, the Partnership and Newco hereby acknowledge and agree that the Processing Agreement will not come into full force and effect unless and until the Fortune Creek Gas Plant is constructed by the Partnership.

(d)	Section 5.5 (b) is deleted in its entirety and the following substituted in lieu thereof “Section 5.5(b) [Intentionally Omitted].”

(e)	Section 5.5 is amended by the addition of the following subsections (f), (g) and (h):

(f)
Notwithstanding Section 5.5(a), the balance (the "Drilling Obligation Balance") of the Drilling Obligations, which QRCI, the Partnership and Newco acknowledge and agree to be $120 million as of December 31, 2013, shall be spent by not later than the earlier of the following dates (the "Drilling Obligation Date"):

(i)    June 30, 2016; and

(ii)	12 months after the closing and completion of an HRB Transaction.

(g)
Consideration conveyed after February 28, 2014 by QRCI on the purchase of natural gas reserves by QRCI shall be deemed to be costs of Operations and counted towards the Drilling Obligation Balance, if and to the extent that QRCI has tied such reserves into a Partnership Facility as soon as operationally feasible but in any event no later than the Drilling Obligation Date.

(h)
No overhead shall be included in Drilling Costs and Completion Costs, including expenditures for field infrastructure, including water handling, or any other expenditures that are not specific to a particular well tied into a Partnership Facility except QRCI and its Affiliates can include in Drilling Costs and Completion Costs (i) compensation owed to employees and independent contractors of QRCI or its Affiliates based on a reasonable allocation of their time spent on drilling and completing wells tied into a Partnership Facility compared to their other work for QRCI or its Affiliates (but such allocation not to exceed $4 million) and (ii) QRCI may include a pro rata portion of expenditures related to water handling based on the ratio of (x) wells tied into a Partnership Facility during the period from January 1, 2014 to the Drilling Obligation Date that use such water handling, to (y) all wells using such water handling.

(i)
The phrases "a given calendar year" and "that year" shall, for the purposes of Section 5.5(c) and in respect of the Drilling Obligation Balance, be read to refer to the period starting on January 1, 2014 and ending on the Drilling Obligation Date, and not only to 2014.

(f)
QRCI, the Partnership and Newco hereby acknowledge and agree that as of December 31, 2013, QRCI had spent $180 million on Drilling Costs and Completion Costs, all of which shall be applied to the performance of the Drilling Obligations, all as required pursuant to Section 5.5(a) of the Contribution Agreement.

3.2	Amendments to the Gathering Agreement
QRCI and the Partnership hereby agree that the Gathering Agreement is amended by deleting Exhibit C-2 thereto and substituting Schedule 1 to this Amending Agreement therefor.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.3	Amendments to the Partnership Agreement

(a)	MMI and Newco hereby agree that the Partnership Agreement is amended as provided in Sections 3.3(c) to (j) inclusive, as of the Effective Date, unless otherwise provided.

(b)
Effective as of the Effective Date, after taking into account the contribution and distribution referred to in Sections 2.2 and 2.3 respectively of this Amending Agreement, the Unrecovered Balance of the Capital Pool in respect of the Maxhamish Pipeline is agreed to be $[****].

(c)	The phrase "but specifically excludes the Fortune Creek Gas Plant" is deleted from the definition of "QRCI Processing Facility".

(d)	The phrase "other than the Fortune Creek Gas Plant," is deleted from the definition of "Third Party Project". The phrase "subject to Section 5.1(c)(ii)," is deleted from Section 4.2(a)(ii).

(e)	Section 4.2(b)(i) is deleted and replaced with the phrase "[Intentionally deleted]".

(f)	The phrase "(other than the Fortune Creek Gas Plant)" is added to Section 4.2(b)(iv)(B) immediately after the phrase "QRCI Processing Facility" in each of the places where the latter phrase appears.

(g)	The last sentence of Section 4.2(d) is deleted.

(h)	Section 5.1(c) is deleted.

(i)	The phrase "June, 1, 2014" is deleted from Schedule C and replaced by "Not known".

3.4	Amendments to the Processing Agreement
QRCI and the Partnership hereby agree that the Processing Agreement is amended, as of the Effective Date, by the deletion of Section 10.1 (a) and the substitution of the following:
This Agreement shall become effective as of the Commercial In-Service Date (as defined in the Partnership Agreement) and continue for a term of ten (10) years (the "Initial Term").
ARTICLE 4
GENERAL

4.1	Further Assurances
As may be necessary and without further consideration, the Parties hereto shall execute, acknowledge and deliver such other documents, novations, instruments and agreements and shall do such other things as may be necessary to otherwise carry out their respective obligations under this Amending Agreement.

4.2	Governing Law and Submission to Jurisdiction
The laws of the Province of Alberta shall govern the construction, interpretation and effect of this Amending Agreement, without regard to conflicts of law rules. Each Party hereby submits to the exclusive jurisdiction of the Courts of Alberta and all courts of appeal therefrom for all purposes hereof, provided that the foregoing shall not restrict a Party from enforcing a judgment outside of Alberta including the ability to initiate an original action in the courts of another jurisdiction if the judgment cannot be enforced. Each Party waives, to the fullest extent permitted by applicable law, any right it may have to trial by jury in respect of any suit, action or proceeding relating to this Amending Agreement.

4.3	Assignment
None of the Parties shall assign any of its rights or benefits or delegate any obligations hereunder without first having obtained the written consent of the other Parties and any such assignment or delegation shall be void ab initio.

4.4	Counterparts
The Parties may execute this Amending Agreement in two or more counterparts, which shall, in the aggregate, be signed by all of the Parties; each counterpart shall be deemed an original instrument as against any Party who has signed it.

4.5	Entire Agreement; Amendment
This Amending Agreement contains the entire agreement of the Parties relating to the amendment of the Agreements and supersedes all prior agreements between the Parties as to the subject matter hereof. Any oral representations or modifications concerning this Amending Agreement shall be of no force or effect unless contained in a subsequent written modification signed by the Parties. The Agreements, as amended by this Amending Agreement, are ratified and confirmed and remain in full force and effect.

4.6	No Third Party Beneficiaries
This Amending Agreement shall be binding upon and shall inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Amending Agreement.

4.7	Severability
If any provision of this Amending Agreement, or the application of such provision to any Person or in any circumstance, shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Amending Agreement, and the application of such provision to any Persons or in any circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby.

4.8	Expenses
Except as otherwise specified in this Amending Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Amending Agreement and the transactions contemplated by this Amending Agreement shall be borne by the Party incurring such costs and expenses.

4.9	Notices
Any written notice or communication to any of the Parties required or permitted under this Amending Agreement shall be deemed to have been duly given and received (i) on the date of service, if served personally or sent by facsimile transmission (and confirmed by telephone) to the Party to whom notice is to be given, or (ii) on the next day if sent by a nationally recognized courier for next day service and so addressed and if there is evidence of acceptance by receipt.

(a)	if to QRCI and MMI, or either of them:

One Palliser Square 2000, 125 – 9th Avenue S.E.
Calgary, Alberta T2G 0P8
Fax#: 403.262.6115
Attn: Chief Operating Officer

with a copy to:

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
Fax#: 817.665.5021
Attn: General Counsel

(b)	if to the Partnership:

One Palliser Square 2000, 125 – 9th Avenue S.E.
Calgary, Alberta T2G 0P8
Fax#: 403.262.6115
Attn: Chief Operating Officer

with a copy to:

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
Fax#: 817.665.5021
Attn: General Counsel

with a copy to:

0927530 B.C. Unlimited Liability Company
c/o Kohlberg Kravis Roberts & Co LP
9 West 57th, Suite 4200
New York, New York 10019
Fax#: 212.750.0003
Attn: Brandon Freiman, David Sorkin, Esq.

(c)	if to Newco:

c/o Kohlberg Kravis Roberts & Co LP
9 West 57th, Suite 4200
New York, New York 10019
Fax#: 212.750.0003
Attn: Brandon Freiman, David Sorkin, Esq.
with a copy (which shall not constitute notice hereunder) to: Simpson Thacher & Bartlett LLP 425 Lexington Avenue
New York, New York 10017
Fax#: 212.455.2502
Attn: Gary Horowitz, Esq.

(d)	if to KWK:

[Remainder of page intentionally left blank]

4.10	Binding Effect
This Amending Agreement shall be binding on all successors and assigns of the Parties and inure to the benefit of the respective permitted successors and assigns of the Parties, except to the extent of any express contrary provision in this Amending Agreement.

4.11	Acknowledgement
KWK as guarantor under the Guaranty dated December 23, 2011 (the “Guaranty”) in favor of the Partnership hereby acknowledges the amendments in Article 3 and agrees that after giving effect to such amendments the Guaranty is in full force and effect enforceable against KWK in accordance with its terms.
IN WITNESS WHEREOF the Parties hereto have executed this agreement effective as of the date and time first above written.

QUICKSILVER RESOURCES CANADA INC.		0927530 B.C. UNLIMITED LIABILITY COMPANY

Per:	/s/ John C. Regan	Per:	/s/ Mayo Shattuck
	John C. Regan Senior Vice President – Chief Financial Officer		Mayo Shattuck Director

FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP, by its partner, QUICKSILVER RESOURCES CANADA INC.		FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP, by its partner, 0927530 B.C. UNLIMITED LIABILITY COMPANY

Per:	/s/ John C. Regan	Per:	/s/ Mayo Shattuck
	John C. Regan Senior Vice President – Chief Financial Officer		Mayo Shattuck Director

MAKARIOS MIDSTREAM INC.		QUICKSILVER RESOURCES INC.

Per:	/s/ John C. Regan	Per:	/s/ John C. Regan
	John C. Regan Senior Vice President – Chief Financial Officer		John C. Regan Senior Vice President – Chief Financial Officer

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 1

EXHIBIT C-2
ATTACHED TO AND MADE PART OF A GATHERING AGREEMENT
(MAXHAMISH PIPELINE) DATED DECEMBER 23, 2011.
BETWEEN FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP
AND QUICKSILVER RESOURCES CANADA INC.
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